THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES SPMD 1996-A
HOME EQUITY MORTGAGE LOAN ASSET BACKED TRUST

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996

Distribution Date 11/25/96
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

4.03(i)           Reduction of the Stated Amount of Certificates
                                                           CUSIP #      Single Certificate      Total Amount
           Class A-1 Certificates                        126691XZ2           $54.94975605        $862,711.17
           Class A-2 Certificates                        126691YA6           $29.95524900      $1,497,762.45
           Class A-3 Certificates                        126691YB4            $0.00000000              $0.00
           Class A-4 Certificates                        126691YC2            $0.00000000              $0.00
           Class A-5 Certificates                        126691YD0            $0.00000000              $0.00
           Class A-6 Certificates                        126691YE8            $0.00000000              $0.00
           Class A-7 Certificates                        126691YG3            $8.33960337        $687,767.09
           Class  R  Certificates                        126691YF5            $0.00000000              $0.00
           Class OC Certificates                               n/a            $0.00000000              $0.00

                                                            Total Amount                        3,048,240.71

   Aggregate amount of any Principal Prepayments                                                2,477,675.50
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4.03(ii)          Amount of distribution representing interest
                                         Single Certificate    Total Amount
           Class A-1 Certificates           $5.34363376          $83,895.05
           Class A-2 Certificates           $5.59469520         $279,734.76
           Class A-3 Certificates           $5.80000000          $75,980.00
           Class A-4 Certificates           $6.05833333          $72,700.00
           Class A-5 Certificates           $6.32500027         $119,257.88
           Class A-6 Certificates           $6.51250052          $62,777.90
           Class A-7 Certificates           $4.85641785         $400,508.78
           Class  R  Certificates           $0.00000000               $0.00
           Class OC Certificates            $0.00000000               $0.00

                                        Total Amount           1,094,854.37

4.03(iii)                  Amount of interest shortfall                0.00

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4.03(iv)          Stated Amount of Certificates after this Distribution
                                    Original Balance                Single Certificate          Total Amount
   Class A-1 Certificates                    15,700,000.00              $901.32956497         $14,150,874.17
   Class A-2 Certificates                    50,000,000.00              $945.86368620         $47,293,184.31
   Class A-3 Certificates                    13,100.000.00            $1,000.00000000         $13,100,000.00
   Class A-4 Certificates                    12,000,000.00            $1,000.00000000         $12,000,000.00
   Class A-5 Certificates                    18,855,000.00            $1,000.00000000         $18,855,000.00
   Class A-6 Certificates                     9,639,600.00            $1,000.00000000          $9,639,600.00
   Class A-7 Certificates                    82,470,000.00              $976.54773287         $80,535,891.53
   Class  R  Certificates                           100.00                $0.00000000                  $0.00
   Class OC Certificates                              0.00                $0.00000000                   0.00
                                                                      Total                  $195,574,550.01
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
4.03(v)        The Pool Stated Principal Balance for the following Distribution Date         $197,058,111.81

4.03(vi)       Amount of the Master Servicing Fees paid to or retained by the Master
               Servicer with respect to such Distribution Date                                     83,177.09

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4.03(vii)      Pass-Through Rate and for each Class of Certificates
               Class A-1 Certificates                 6.71000000%
               Class A-2 Certificates                 6.88000000%
               Class A-3 Certificates                 6.96000000%
               Class A-4 Certificates                 7.27000000%
               Class A-5 Certificates                 7.59000000%
               Class A-6 Certificates                 7.81500000%
               Class A-7 Certificates                 5.75750000%
               Class  R  Certificates                 7.00000000%
               Class OC Certificates                  0.00000000%

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
4.03(viii)     Amount of Advances included in the distribution on such
               Distribution Date                                                                   95,077.10

               Aggregate amount of Advances outstanding as of the close of
               business on such Distribution Date                                                 125,247.24

4.03(ix)       The number and aggregate principal amounts of Mortgage Loans delinquent
                  30 to 59 days                 54            7,895,186.83
                  60 to 89 days                 18            1,830,384.90
                  90 or more                     6              668,575.28

               The number and aggregate principal amounts of Mortgage Loans in foreclosure
                   In foreclosure                5              540,922.70

4.03(xi)       Loan number and Stated Principal Balance of any Mortgage loan that became an REO Property during the preceding calendar month
                                                 0                                                      0.00

4.03(xii)      Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such
               Distribution Date
                                                  0                                                     0.00

4.03(xiv)      Aggregate amount of Realized Losses incurred during the preceding calendar month
                                                                                                        0.00

               Aggregate amount of Realized Losses through Distribution Date
                                                                                                        0.00
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